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                                                                    EXHIBIT 5.4


                                                                    MACFARLANES


                                                              10 Norwich Street
Novelis Inc.                                                    London EC4A 1BD
3399 Peachtree Road                                     Tel +44 (0)20 7831 9222
NE Suite 1500                                           Fax +44 (0)20 7831 9607
Atlanta                                                    DX 138 Chancery Lane
Georgia 30326                                               www.macfarlanes.com


Our Ref     JFH/585466

Direct Line 020 7849 2882
E-mail      julian.howard@macfarlanes.com


August 1, 2005


Dear Sirs

1        INTRODUCTION

         We have acted as English legal advisers to the English Guarantors (as defined below) in connection with the registration under the U.S. Securities Act of 1933 (the "SECURITIES ACT") of (a) $1,400,000,000 principal amount of 7-1/4% Senior Notes due 2015 (the "EXCHANGE NOTES") of Novelis Inc., a corporation incorporated under the laws of Canada (the "COMPANY"), to be issued in exchange for the Company's outstanding 7-1/4% Senior Notes due 2015 pursuant to an Indenture, dated as of February 3, 2005 (the "INDENTURE"), among the Company, the subsidiaries of the Company party thereto (as guarantors) and The Bank of New York Trust Company, N.A. (as trustee) and (b) the Guarantees (as defined below) of the Exchange Notes given by each of the English Guarantors.

2        DOCUMENTS

         For the purpose of giving the opinions in this letter we have examined the following documents:

2.1 a copy of the Indenture executed by, among others, each of the English Guarantors (as defined below);

2.2 a copy of the draft form of notation to be endorsed on each Exchange Note (the "NOTATION"), to be executed by each of the English Guarantors; and

2.3 copies of powers of attorney each dated January 27, 2005 (the "POWERS OF ATTORNEY") executed by each of the English Guarantors.



A list of Partners is open to inspection at the above address. The firm is regulated by the Law Society.


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3        DEFINITIONS AND INTERPRETATION

         In this letter:

3.1      the "ACT" means the Companies Act 1985;

3.2      "ENGLISH GUARANTORS" means Novelis Europe and Novelis UK;

3.3 "GUARANTEES" means the guarantees of the Exchange Notes contained in the Indenture;

3.4      "NOTE DOCUMENTS" means the Indenture and the Notation;

3.5      "NOVELIS EUROPE" means Novelis Europe Holdings Limited;

3.6      "NOVELIS UK" means Novelis UK Limited;

3.7      "SECURITIES" means the Exchange Notes and the Guarantees;

3.8 "STATUTORY DECLARATION" means the statutory declaration referred to in paragraph 1.6 of schedule 1 (Documents, Searches and Enquiries);

3.9 headings are for ease of reference only and shall not affect its interpretation; and

3.10     references to schedules are to schedules to this letter.

4        DOCUMENTS, SEARCHES AND ENQUIRIES

         For the purpose of giving the opinions in this letter, we have reviewed only the documents and undertaken only the searches and enquiries referred to in schedule 1 (Documents, Searches and Enquiries).

5        ASSUMPTIONS AND RESERVATIONS

         The opinions given in this letter are given on the basis of and in reliance upon the assumptions set out in schedule 2 (Assumptions) and are subject to the qualifications and reservations set out in schedule 3 (Reservations).

6        OPINIONS

         We are of the opinion that:

6.1      CORPORATE EXISTENCE AND AUTHORITY

6.1.1 Each English Guarantor is duly incorporated and validly existing under the laws of England and Wales.


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6.1.2    Each English Guarantor has the corporate power and capacity to execute the Note Documents and to perform its obligations thereunder and all necessary corporate action on the part of each English Guarantor has been taken to authorise the execution and delivery of the Note Documents and the performance by each English Guarantor of the obligations expressed to be undertaken by it under the Note Documents.

6.2      THE NOTE DOCUMENTS

6.2.1 The Indenture has been validly executed and delivered by each English Guarantor party thereto.

6.2.2 The execution and delivery of the Note Documents by each English Guarantor, the issuance and sale of the Securities and the performance by each English Guarantor of the obligations expressed to be undertaken by it under the Note Documents do not conflict with (i) its memorandum and articles of association as currently in force; or (ii) the laws of England and Wales; or (iii) to the best of our knowledge and belief (but having made no enquiry other than obtaining a certificate of an officer of each English Guarantor to such effect), any rule, regulation or order thereunder or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in England and Wales having jurisdiction over any English Guarantor or its properties.

7        ENGLISH LAW OPINION

         This letter and the opinions given in it are governed by English law. The opinions given in this letter are limited to English law as applied by the English courts as at the date of this letter and we have made no investigation of, and express no opinion as to, the laws of any jurisdiction other than those of England. The opinions given in this letter are strictly limited to the matters stated in paragraph 6 (Opinions) and do not extend to any other matters or any matters of fact.

8        RELIANCE

         This letter is provided in connection with the Exchange Notes and may be relied on solely by the addressees of this letter. Save as expressly provided below, this letter may not be relied on by, or disclosed to, any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as defined in a registration rights agreement dated as of February 3, 2005 executed by, among others, each of the English Guarantors) and any reference to us under the heading "Validity of the Notes" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully



/s/ MACFARLANES


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                                   SCHEDULE 1
                        DOCUMENTS, SEARCHES AND ENQUIRIES

1 For the purpose of giving the opinions in this letter, we have reviewed only the following documents:

1.1 drafts, copies or originals (as indicated in paragraph 2 of this letter) of the Note Documents and the Powers of Attorney;

1.2 a copy, certified as true, complete and up-to-date as at August 1, 2005 by the company secretary of the relevant English Guarantor of the certificate of incorporation, memorandum and articles of association of each English Guarantor;

1.3 a copy, certified as true, complete and still in force as at August 1, 2005 by the company secretary of the relevant English Guarantor, of the minutes of a meeting of the board of directors of each English Guarantor held on January 27, 2005;

1.4 copies of certificates of a director of the relevant English Guarantor dated January 27, 2005 setting out, inter alia, the names and signatures of the persons authorised at the meetings referred to in paragraph 1.3 of this schedule to sign, inter alia, the Notation;

1.5 a copy of a certificate of the company secretary of the relevant English Guarantor dated August 1, 2005 confirming certain matters in relation to that English Guarantor; and

1.6 a copy, certified as true, complete and still in force as at August 1, 2005 of the statutory declaration relating to Novelis UK, with an auditors' report attached thereto, dated January 27, 2005 and sworn by the persons named therein as all the directors of Novelis UK.

2 For the purpose of giving the opinions in this letter, we have undertaken only the following searches and enquiries:

2.1 a search of Companies House Direct, the on-line English company information service, in respect of each English Guarantor undertaken on July 27, 2005; and

2.2 a telephone enquiry of the Central Registry of Winding-up Petitions in respect of each English Guarantor undertaken on July 27, 2005.


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                                   SCHEDULE 2
                                   ASSUMPTIONS

The opinions given in this letter are given on the basis of the following assumptions:

1        DOCUMENTATION

1.1 The genuineness of all signatures, stamps and seals on documents, the conformity to the originals of all documents supplied to us as copies and the authenticity and completeness of all documents supplied to us.

1.2 The Notation specified in this letter as being in draft form will be executed by all the parties to it in the form of that draft.

1.3 All statements set out in each document referred to in schedule 1 (Documents, Searches and Enquiries) (including, in particular, all the statements contained in any certificate referred to in that Schedule) are true, accurate and complete.

1.4 The Note Documents accurately record all the terms agreed between the parties thereto and none of the Note Documents has been (or, in the case of the Notation, will be before execution) terminated, modified, superseded or varied and no obligation thereunder has been waived.

1.5 All copies certified and all documents dated earlier than the date of this letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this letter.

1.6 The Indenture contains the Guarantee to be given by, among others, the English Guarantors, which Guarantee will extend to and form part of the Securities and the Notation is only evidence of that Guarantee.

2        SEARCHES

2.1 The information provided to us pursuant to the search referred to in paragraph 2.1 of schedule 1 (Documents, Searches and Enquiries) was complete, accurate and up-to-date at the time of that search and since that time there has been no change in (i) the memorandum or articles of association of any English Guarantor or (ii) the status or condition of any English Guarantor, in either case, as represented by that information.

2.2 The responses given to us to the enquiries referred to in paragraph 2.2 of schedule 1 (Documents, Searches and Enquiries) were complete, accurate and up-to-date at the time of those enquiries and since that time there has been no alteration in the status or condition of any English Guarantor as represented by those responses.

3        INSOLVENCY LAWS

3.1 No English Guarantor (i) is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 at the time of its entry into the Note Documents and/or


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         (ii) will as a consequence thereof be unable to pay its debts within the meaning of that section.

3.2 No English Guarantor has passed a voluntary winding-up resolution; no petition has been presented to or order made by a court for the winding-up or dissolution of, or the appointment of an administrator of any English Guarantor and no receiver, administrative receiver or administrator has been appointed in respect of any English Guarantor which, in any such case, has not been revealed by the searches and enquiries referred to paragraph 2 of schedule 1 (Documents, Searches and Enquiries).

4        PARTIES

4.1 The Note Documents and Powers of Attorney have been (or, in the case of the execution and delivery of the Notation, will be) duly authorised, executed and delivered by each of the parties thereto and that all formalities and requirements of the laws of any relevant state (other than England and Wales) and of any regulatory authority therein applicable to the execution, performance, delivery and enforceability of the Note Documents have been duly complied with.

4.2 The Indenture and Powers of Attorney have been executed and delivered on behalf of the English Guarantors by the persons authorised by and in accordance with the resolutions in the minutes referred to in paragraph
         1.3 of schedule 1 (Documents, Searches and Enquiries).

4.3 None of the parties to the Note Documents (i) is subject to a court injunction or order which affects its performance of its obligations under the Note Documents or (ii) has entered into any of the Note Documents under duress, undue influence or as a mistake or in connection with money laundering or any other unlawful activity.

4.4 Each of the parties to the Note Documents (other than the English Guarantors) is dealing with the English Guarantors in good faith and has no knowledge of any irregularity in the corporate procedure followed by the English Guarantors or their directors (including, without limitation, any exceeding of the powers of the English Guarantors or their directors or any breach by such directors of their fiduciary duties).

5        OTHER LAWS

5.1 There are no provisions of the laws of any applicable jurisdiction outside England and Wales which would be contravened by the execution and delivery of the Note Documents and, insofar as any obligation under the Note Documents is to be performed in any jurisdiction outside England, their performance will not be illegal or contrary to public policy by virtue of the laws of that jurisdiction.

5.2 That no law (other than English law) affects any of the conclusions stated in this opinion letter.


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6        CORPORATE AUTHORITY

6.1      The resolutions set out in the minutes referred to in paragraph 1.3 of schedule 1 (Documents, Searches and Enquiries) (i) were duly passed at a validly convened, duly held and quorate meeting of duly appointed directors of the relevant English Guarantor and (ii) have not been amended, revoked, superseded or rescinded and are in full force and effect.

6.2 Each of the Note Documents has been (or, in the case of the Notation, will be) entered into for the bona fide commercial reasons of each English Guarantor party thereto and on arm's length terms by each of the parties thereto; and the directors of the English Guarantors have acted in good faith in the interests of the relevant English Guarantor in respect of those Note Documents.

7        FINANCIAL ASSISTANCE

7.1 The directors of Novelis UK who swore the Statutory Declaration constituted all of the directors of Novelis UK on the date that the Statutory Declaration was sworn.

7.2 The directors of Novelis UK had reasonable grounds for their opinion as to its solvency for the purposes of the relevant Statutory Declaration, and that in forming such opinion they took into account the relevant liabilities in accordance with section 156(3) of the Act.

7.3 Immediately prior to the giving of financial assistance (as more particularly described in the Statutory Declaration) Novelis UK was a wholly owned subsidiary and consequently, no special resolution of Novelis UK approving the financial assistance was required to be passed in accordance with section 155(4) of the Act.

7.4 Novelis UK has net assets (as defined in section 154(2) of the Act) which are not reduced by the giving of the financial assistance or, to the extent that they are reduced, the assistance is provided out of the distributable profits of Novelis UK.

7.5 The Statutory Declaration required under section 155 of the Act has been or will be duly delivered to the Registrar of Companies within the time periods prescribed in section 156(5) of the Act.

7.6 The Statutory Declaration specifies all the transactions under or connected with the Note Documents that constitute financial assistance which is prohibited under section 151 of the Act and all such assistance given by Novelis UK is given within 8 weeks of the date of the swearing of the Statutory Declaration.


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                                   SCHEDULE 3
                                  RESERVATIONS

The opinions given in this letter are given on the basis of the following qualifications and reservations:

1        SEARCHES

1.1 The search referred to in paragraph 2.1 of schedule 1 (Documents, Searches and Enquiries) is not conclusively capable of revealing whether or not certain events have occurred, including the commencement of winding-up or the making of an administration order or the appointment of a receiver, administrative receiver, administrator or liquidator, as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the register of the relevant company immediately.

1.2 The enquiries referred to in paragraph 2.2 of schedule 1 (Documents, Searches and Enquiries) relate only to any compulsory winding-up during the period of six months prior to the date the relevant enquiry was made. The enquiries are not conclusively capable of revealing whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of such a petition may not have been entered on the records of the Central Registry immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all.

2        LAWS

         We express no opinion on, and our opinion is subject to, the effect of any applicable securities, securities offering, placement, sale and registration, fraudulent transfer and similar laws, rules and regulations in relation to the issuance and sale of the Securities.

3        SPECIAL COUNSEL

         We have acted as special counsel to each of the English Guarantors and are not the general counsel to either of them.


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